Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-105388) of NationsHealth, Inc.,
(2)	Registration Statement (Form S-8 No. 333-119462) pertaining to the NationsHealth, Inc. 2004 Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 333-126197) pertaining to the RGGPLS Holding Inc. Stock Bonus Plan & Trust, and
(4)	Registration Statement (Form S-8 No. 333-126561) pertaining to the NationsHealth, Inc. 2005 Long-Term Incentive Plan;
of our report dated March 21, 2006 (except for the third paragraph of Note 3, as to which the date is March 31, 2006), with respect to the consolidated financial statements and schedule of NationsHealth, Inc. as of December 31, 2005 and for the year ended December 31, 2005, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Certified Public Accountants
Miami, Florida
March 31, 2006